EXHIBIT 10.2

MULTI SOFT II, INC.
100 SE 2nd Street, Suite 3200
Miami, Florida 33131

As of August 8, 2012

Multi Solutions II, Inc.
J. Bryant Kirkland III
Robert Frome
Deborah Fasanelli
Robert Lundgren
100 SE 2nd Street, Suite 3200
Miami, Florida 33131

Re: Conflicts of Interest

Multi Soft II, Inc., a Florida corporation (the "Company"), has filed with the U.S. Securities and Exchange Commission (the "SEC") a Registration Statement on Form 10 (File No. 000-15976) (the "Registration Statement"), to register its common stock, par value $0.001 per share, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It is anticipated that such Registration Statement will be declared effective by the SEC on or about August 14, 2012. The Company is a blank check company whose business purpose is to seek the acquisition of, or merger with, an existing company.

Each of J. Bryant Kirkland, Deborah Fasanelli, Robert Frome and Robert Lundgren, officers and directors of the Company, hold the same positions at Multi Solutions II, Inc. ("Multi Solutions"), another blank check company. In order to minimize potential conflicts of interest which may arise from the undersigned holding identical positions in both the Company and Multi Solutions, the undersigned has agreed to present to Multi Solutions for its consideration any business opportunity which under applicable law, may reasonably be required to be presented to Multi Solutions, prior to the presentation of such business opportunity to the Company.

The foregoing obligation is expressly subordinate. Accordingly, notwithstanding anything contained herein to the contrary, the undersigned shall not cause the Company to analyze or consider any possible business combination opportunities until Multi Solutions becomes a party to a letter of intent or other agreement to consummate a business combination (the " Multi Solutions LOI"). Until Multi Solutions becomes a party to a Multi Solutions LOI, the officers and directors of the Company shall not cause the Company to commence analysis or consider possible business combinations. Furthermore, unless the Company is then a party to a letter of intent to consummate a business combination, in the event the business combination contemplated by a Multi Solutions LOI is not consummated and is terminated, any analysis or consideration of business combination opportunities by the Company shall cease until Multi Solutions becomes a party to any subsequent Multi Solutions LOI.

If you are in agreement with the foregoing, please so indicate by signing this letter in the space set forth below and returning such signed letter to counsel Rennert Vogel Mandler & Rodriguez, P.A., Attn: Charles J. Rennert, whereupon it shall become a binding agreement between you and the Company as of the date first above written.

August 8, 2012

Signatures of the parties to this letter may be provided by counterpart, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Facsimile copies of signatures will be the equivalent of original signatures (original signatures will be sent as soon as practicable thereafter).

Very truly yours,

MULTI SOFT II, INC.

By: /s/ J. Bryant Kirkland III, President

ACCEPTED AND AGREED THIS 8TH DAY OF AUGUST, 2012:

MULTI SOLUTIONS II, INC.

By: /s/ J. Bryant Kirkland III, President

[countersigned]

/s/ J. Bryant Kirkland III

/s/ Robert Frome

/s/ Deborah Fasanelli

/s/ Robert Lundgren